Exhibit 10.17.16

OLD DOMINION FREIGHT LINE, INC.
2012 PHANTOM STOCK PLAN
PHANTOM STOCK AWARD AGREEMENT

THIS PHANTOM STOCK AWARD AGREEMENT (the “Agreement”), made effective as of the ___ day of _______________, ______ (the “Grant Date”), between Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), and _________________ (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant, intending to be legally bound, hereby agree as follows:

ARTICLE 1.    INCORPORATION OF PLAN. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
ARTICLE 2.    AWARD. The Company hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment with the Company, and not in lieu of any salary or other compensation for his services an award (the “Award”) for a total of __________ shares of Phantom Stock (the “Phantom Stock”), subject to the terms, restrictions, and other conditions of this Agreement and the Plan.
ARTICLE 3.    VESTING. Unless the Administrator determines otherwise, the following provisions shall apply:
(i)    The Award shall vest (each such date, a “Vesting Date”) with respect to twenty percent (20%) of the Phantom Stock subject to the Award on each anniversary of the Grant Date, commencing with the first anniversary of the Grant Date, such that the Award shall be fully vested on the fifth anniversary of the Grant Date; provided that (a) the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until each respective Vesting Date; (b) the Participant has been continuously employed by the Company or an Affiliate for at least ten (10) years on the respective Vesting Date; and (c) the Participant has attained age 65 on the respective Vesting Date. In the event that the Participant has not satisfied either of the conditions described in Section 3(i)(b) or Section 3(i)(c) on a respective Vesting Date, the Award shall vest on the later of the respective Vesting Date or the date on which the Participant satisfies both of the conditions described in Section 3(i)(b) and Section 3(i)(c) herein;
(ii)    In addition, notwithstanding the above provision, the Award shall also vest on the earliest to occur of the following:

(A)    the date of a Change of Control, provided that the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until the Change of Control event;
(B)    the date of the Participant’s death, provided that the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until the date of death;
(C)    the date of the Participant’s Total Disability, provided that the Participant has been continuously employed by the Company or an Affiliate from the Grant Date until the date of Total Disability.
Notwithstanding that the Award may have vested in whole or in part, the Award shall not be settled, and the Participant shall have no right to any payment with respect to the Award, unless the Participant is entitled to settlement as provided in the Plan and ARTICLE 4.
If the Award, or any portion of the Award, is not vested upon the date of the Participant’s termination of employment with the Company, the unvested Award or unvested portion of the Award shall be forfeited, and no payment shall be made thereon. If the Participant engages in a Competitive Activity or is terminated For Cause or otherwise violates any recoupment or forfeiture provisions as described in the Plan or in this Agreement, he shall forfeit the right to receive payments with respect to the Award as provided in the Plan or in this Agreement and shall be required to return to the Company payments previously made, as provided in the Plan or in this Agreement.
ARTICLE 4.    SETTLEMENT OF PHANTOM STOCK.
4.1    Settlement of Award.
(a)    If and to the extent the Award or any portion of the Award is vested on the Settlement Date and is not otherwise forfeited pursuant to ARTICLE 3, the Award shall become payable as of the Settlement Date. The Settlement Date shall be the first to occur of:
(i)    the date of the Participant’s termination of employment for any reason other than death, Total Disability or For Cause;
(ii)    the date of the Participant’s death while employed by the Company; or
(iii)    the date of the Participant’s termination of employment as a result of his Total Disability.
(b)    On the Settlement Date, the Participant shall be entitled to receive, for each share of Phantom Stock subject to the Award, if and only to the extent the Award or portion of the Award is vested as of the Settlement Date, an amount equal to the Fair Market Value of a share of Common Stock as determined on the Settlement Date, less any required withholding. The amount of payment with respect to the Award shall be based on the Fair Market Value of a share of Common Stock on the Settlement Date, without regard to the Fair Market Value of a share of Common Stock on any other (later) date. No payment shall be made with respect to any portion of the Award that is not vested as of the Participant’s Settlement Date, and any such unvested portion of the Award shall be forfeited at that time. No shares of Common Stock shall be issued pursuant to the Plan or this Agreement and payments made under the Plan and this Agreement, if at all, shall be made solely in cash. Subject to the provisions of Section 4.2 of this Agreement and the terms of the Plan, such amount shall be paid in cash in accordance with the election of the Participant, as set forth in Appendix A attached hereto as of the Grant Date, or in the absence of such an election, in cash in twenty-four substantially equal monthly installments commencing on the first day of the calendar month next following the Settlement Date; provided that if the Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and the Treasury Regulations thereunder with respect to a payment made on account of the Participant’s separation from service (other than because of death), such payment shall not be made until the first day of the month following the six-month period after the Participant’s separation from service. In addition, the Participant may elect to defer payment of the annual installments payable hereunder by filing a written election, as set forth on Appendix B attached hereto, with the Administrator at least one year in advance of the date as of which such annual installments would otherwise commence, and the new date as of which such installment payments commence is five years following the date as of which the payment of the annual installments originally would have been paid (each annual installment regarded as a separate payment for purposes of Code Section 409A(a)(4)(C)). No interest or earnings will be paid on any distribution made after the Settlement Date, whether such payments are made in twenty-four monthly installments as provided herein or pursuant to payments made at the Participant’s election in accordance with the Plan and the Award Agreement. In the event an amount becomes payable pursuant to this ARTICLE 4 on account of the Participant’s termination of employment due to death, or the Participant becomes entitled to receive an amount pursuant to this ARTICLE 4 and he dies prior to receiving any or all of the amounts to which he is due, then the amounts payable pursuant to this ARTICLE 4 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on the form provided by and filed with the Plan Administrator prior to his death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Plan Administrator prior to his death, such amounts shall be made to his estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then and in any such event, such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.
4.2    Small Payments. Notwithstanding the provisions of Section 4.1, in the event the amount to be paid to or on behalf of the Participant pursuant to Section 4.1 in settlement of the Award shall be less than the limit applicable under Reg. 1.409A-3(j)(v), such amount shall be paid to the Participant or his beneficiary, as the case may be, in a single lump sum payment as soon as practicable following the Settlement Date.
ARTICLE 5.    NO RIGHT TO AWARDS OR CONTINUED EMPLOYMENT. The Company shall have no obligation to grant any awards to the Participant in the future. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Participant’s employment at any time for any reasons whatsoever, with or without cause. So long as the Participant shall continue to be an employee of the Company, the Award shall not be affected by any change in the duties or position of the Participant.
ARTICLE 6.    NONTRANSFERABILITY OF AWARD. The Award shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. Any attempt to anticipate, sell, assign, pledge, encumber, or transfer the Award or any other benefit or right under the Plan shall render such Award, benefit or right null and void.

ARTICLE 7.    REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. The Participant represents and warrants to the Company that:
7.1    Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.
7.2    Access to Information. The Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in connection with the Award, and the Participant has had ample opportunity to ask questions of the Company’s representatives concerning such matters.
7.3    Understanding of Risks. The Participant is fully aware of: (i) the highly speculative nature of the future Fair Market Value of the shares of Common Stock; (ii) the financial hazards involved in a benefit tied to the future Fair Market Value of the Common Stock; (iii) the qualifications and backgrounds of the management of the Company; and (iv) the tax consequences of participating in the Plan.
7.4    Tax Consequences. The Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that he has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
ARTICLE 8.    COMPLIANCE WITH RECOUPMENT, OWNERSHIP AND OTHER POLICIES OR AGREEMENTS
8.1    General. As a condition to acceptance of this Award, the Participant agrees to and acknowledges the following: Notwithstanding anything in the Plan or this Agreement to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in the Plan, in its discretion provide that the Award or benefits related to the Award shall be forfeited and/or recouped (that is, returned to) the Company if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, at any time For Cause, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of the Award or receipt or retention of cash or any other benefit under the Plan, the Administrator may, at any time, require that the Participant agree to abide by any compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable law.
8.2    Engagement in Competitive Activity. Without in any way limiting the Administrator’s authority under Section 8.1 or any other provision in the Plan or this Agreement, in the event the Administrator, in its sole and absolute discretion, determines that the Participant has engaged in a Competitive Activity at any time during employment by the Company or an Affiliate or during the two-year period following termination of employment, (i) any payments to which the Participant is otherwise entitled shall immediately cease and the Participant shall have no right to receive any further payments under the Plan or the Award; and (ii) the Participant shall immediately return to the Company, and the Company shall without any further action have the right to recover, any amounts that have been paid to the Participant pursuant to the Award in the two-year period following termination of employment.
ARTICLE 9.    MISCELLANEOUS.
9.1    This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
9.2    The Award may be amended, altered and/or terminated at any time by the Administrator, provided, however, that any such amendment, alteration or termination of the Award shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws).
9.3    The validity, performance, construction, and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflict of laws thereof, except as superseded by applicable federal law. Any action, special proceeding or other proceeding with respect to this Agreement shall be brought exclusively in the federal or state courts of the State of North Carolina, and by execution and delivery of this Agreement, the Participant and the Company irrevocably consent to the exclusive jurisdiction of those courts and the Participant hereby submits to personal jurisdiction in the State of North Carolina. The Participant and the Company irrevocably waive any objection, including any objection based on lack of jurisdiction, improper venue or forum non conveniens, which either may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect to this Agreement or any transaction related hereto.
9.4    This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Award granted herein.
9.5    Except as otherwise herein provided and subject to the terms of the Plan, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s executors, administrators, personal representatives and beneficiaries.
9.6    The Participant shall not have any rights of a shareholder solely due to the grant or settlement of the Award or participation in the Plan.
9.7    The authority and discretion to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.
9.8    Notwithstanding any other provision of the Plan to the contrary, the Company may at any time and from time to time (subject to any Code Section 409A considerations) reduce the amount of any payment otherwise payable to or on behalf of the Participant in settlement of the Award by the amount of any obligation of the Participant to or on behalf of the Company that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

9.9    Whenever possible, each provision in the Plan and in this Agreement shall be interpreted in such manner as to be effective and valid under Applicable law, but if any provision of the Plan or of this Agreement shall be held to be prohibited by or invalid under Applicable law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

OLD DOMINION FREIGHT LINE, INC.

By:

Name:
Title:

PARTICIPANT

Name:

Address:

Social Security Number:

OLD DOMINION FREIGHT LINE, INC.
2012 PHANTOM STOCK PLAN
PHANTOM STOCK AWARD AGREEMENT
Appendix A

The undersigned hereby elects for payment of his/her Award to be made at the following times in the following percentages of the total Award1 (insert percentage desired in each year to begin on the first day of the month following the date of settlement, subject to Section 409A requirements)2

Percentage of Settlement Payment
Year 1 Installment Distribution[3]	%
Year 2 Installment Distribution	%
Year 3 Installment Distribution	%
Year 4 Installment Distribution	%
Year 5 Installment Distribution	%
Total:	100%

Signed:______________________________________

Print Name:__________________________________

Date:_______________________________________

Received and Approved on behalf of the Company by:

Signed:______________________________________

Print Name:__________________________________

Date:_______________________________________

[1]
Payments will be made in equal monthly installments on the first business day of a month. Each payment must be a whole number percentage of the total Award ranging from 0-100%, and the “Percentage of Settlement Payment” column must total 100%.

[2]	The percentage of each Installment Distribution selected shall be paid out over a twelve (12) month period.
[3]	Year 1 Installment Distribution percentage may not exceed 50%.

OLD DOMINION FREIGHT LINE, INC.
2012 PHANTOM STOCK PLAN
PHANTOM STOCK AWARD AGREEMENT

Appendix B
PAYMENT (PAYOUT) CHANGE ELECTION FORM

APPLIES TO 201__ AWARD
To:    OLD DOMINION FREIGHT LINE, INC. (the “Company”)

Re:	____________________________________________, Participant in the OLD DOMINION FREIGHT LINE, INC. 2012 PHANTOM STOCK PLAN (the “Plan”)
In accordance with Section 6.2 of the Plan and Section 4.1(b) of my Phantom Stock Award Agreement dated ___________________ (the “Award Agreement”), I make the following change(s) to my prior payment election dated as set forth in Appendix A to the Award Agreement, or in the absence of such an election, under the default payment provisions of Section 4.1(b) of the Award Agreement (the “Prior Election”). The change(s) (the “Change Election”) applies to payment of my Award as determined under the election provisions of Appendix A to the Award Agreement or, in the absence of such an election, to payments under the default provisions of Section 4.1(b) of the Award Agreement. For this purpose, each monthly installment shall be treated as a separate payment under Section 409A(a)(4)(C) of the Internal Revenue Code (the “Code”) and the Treasury Regulations thereunder.
NO ACCELERATION. This form may be used to delay, but not to accelerate payment of Plan benefits. A Participant or Beneficiary may not accelerate any payment under the Plan except as Code Section 409A and the Treasury Regulations thereunder may permit. Improper acceleration of a payment will result in adverse tax consequences.
PAYMENT EVENTS TO WHICH CHANGE APPLIES. This Change Election applies to distributions on account of all payment events.
Note: A Change Election cannot take effect until at least twelve (12) months after the Grant Date of the Award, and a Change Election must result in the payment under the Prior Election being delayed five (5) years beyond the Prior Election payment date, and must be made at least twelve (12) months prior to the scheduled payment date. Failure to comply with these rules will subject the Participant to adverse tax consequences under Code §409A.
CHANGE TO TIMING OF INSTALLMENT PAYMENT. I hereby elect for the annual installment payments subject to this award to be paid commencing as of the fifth anniversary of the originally designated initial payment date.
This Payment (Payout) Change Election Form is submitted on the ___ day of ____________, 20__.
PARTICIPANT
__________________________________________
Name:

This Payment (Payout) Change Election Form is received and approved by the Company on the ___ day of _____________, 20__.
OLD DOMINION FREIGHT LINE, INC.
By:_______________________________________
Name:
Title:

Note: “Push-Out” is for 5 Years

[Phantom Stock Award Payment Change Election]